                                                                    Exhibit 99.1



                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY

TEACHERS' RETIREMENT SYSTEM OF         )
LOUISIANA,                             )
                                       )
                  Plaintiff,           )
                                       )
      v.                               )        Civil Action No. 20106
                                       )
M. BERNARD AIDINOFF, et al.,           )
                                       )
                 Defendants,           )
                                       )
          - and -                      )
                                       )
AMERICAN INTERNATIONAL GROUP, INC., a  )
Delaware corporation,                  )
                                       )
                  Nominal Defendant.   )


                              STIPULATION AND ORDER
                              ---------------------

            WHEREAS plaintiff Teachers' Retirement System of Louisiana ("plaintiff") filed a shareholder derivative action on behalf of American International Group, Inc. ("AIG") on December 31, 2002 alleging that AIG's directors breached their fiduciary duties to AIG in connection with payments by AIG during the years 1999 through 2001 of commissions and service and rental fees to two private companies, C.V. Starr & Co., Inc. ("Starr") and Starr International Company, Inc. ("SICO"), both of which then were owned by certain AIG directors and officers;

            WHEREAS AIG's board of directors appointed a special litigation committee consisting of Marshall A. Cohen O.C., Q.C. and Frank J. Hoenemeyer (the "SLC") to investigate plaintiff's claims and to determine whether pursuit of the claims would serve the best interests of AIG and its shareholders;

            WHEREAS the SLC was delegated full, sole and complete authority with respect to AIG's position in this litigation;

            WHEREAS on August 11, 2005 Mr. Hoenemeyer retired from AIG's board and thus no longer is a member of the SLC;

            WHEREAS on October 20, 2005 Michael H. Sutton, the former Chief Accountant of the Securities and Exchange Commission, was elected to the AIG Board and asked to join the SLC;

            WHEREAS on November 10, 2005 Mr. Sutton agreed to join the SLC following telephone briefings and a four hour meeting with Mr. Cohen and counsel to the SLC;

            WHEREAS on August 14, 2003 the SLC issued a report concluding that litigation concerning the commissions paid by AIG to Starr during the years 1999, 2000, 2001 and 2002 (plaintiff's December 2002 complaint did not include claims concerning commissions paid to Starr for the year 2002 but the SLC investigated the commissions paid to Starr for the year 2002 because the numbers were available to the SLC at the time the SLC performed its work concerning commissions) would not serve the best interests of AIG and its shareholders and that litigation concerning the service and rental fees paid by AIG to SICO during the years 1999, 2000 and 2001 would not serve the best interests of AIG and its shareholders;

            WHEREAS on August 14, 2003 the SLC filed a motion seeking termination of this litigation;

            WHEREAS discovery, including document production and depositions (including depositions of both members of the SLC at the time the SLC issued its report, the SLC's insurance advisor, and the SLC's accounting advisor) concerning the SLC's independence and the reasonableness and good faith of the SLC's investigation followed;

            WHEREAS discovery concerning a report to the Court prepared by plaintiff's insurance advisor followed;

            WHEREAS on April 28, 2005 briefing by the parties on the SLC's motion to terminate was completed;

            WHEREAS on May 17, 2005 plaintiff filed an amended complaint adding claims concerning commissions paid by AIG to Starr and service and rental fees paid by AIG to SICO with respect to the years 2002, 2003, 2004 and 2005, and adding new defendants, including Starr, to the case;

            WHEREAS plaintiff and the SLC conferred during the month of May 2005 and considered the case and the best interests of AIG and its shareholders in light of events that had occurred since completion of the SLC's report, including the resignation of Mr. Greenberg as chairman of the board and chief executive officer of AIG and facts that came to the attention of AIG's outside directors and the SLC shortly before and following the departure of Mr. Greenberg and other former officers of AIG;

            WHEREAS on May 27, 2005 plaintiff and the SLC asked the Court to postpone scheduling of oral argument on the SLC's motion to terminate in order to facilitate settlement discussions involving a proposed transaction pursuant to which AIG would purchase four managing general agencies owned by Starr ("the Starr agencies") and to which AIG was paying the commissions challenged in the litigation, with the purchase price to be a fair price, considering all of the relevant circumstances, including circumstances with respect to the claims asserted in this litigation;

            WHEREAS plaintiff retained Raymond James & Associates ("Raymond James") to conduct a due diligence review and opine on the range of fair value of the Starr agencies for the purpose of the proposed purchase by AIG of the Starr agencies, and states that Raymond James reviewed thousands of pages of documents, conducted interviews with Gleacher Partners LLC, the SLC's investment banker, tested Gleacher's factual hypotheses, conducted market research and spent numerous hours advising plaintiff's counsel concerning the operations of the Starr agencies and their value to AIG;

            WHEREAS negotiations have failed (at least for the present time) and plaintiff and the SLC again have conferred and considered the case and the best interests of AIG and its shareholders in light of all the relevant circumstances, including, but not limited to, plaintiff's and the SLC's respective views of the merits of plaintiff's claims, the current business relationship among AIG and Mr. Greenberg, Starr and SICO, AIG's current business needs, and indemnification and advancement obligations provided for by AIG in its certificate of incorporation and bylaws;

            WHEREAS on July 8, 2005 SICO filed a complaint against AIG in the United States District Court for the Southern District of New York, in a litigation captioned SICO v. AIG, No. 05-CV-6283, alleging that AIG refused to allow SICO to remove property located in AIG buildings that SICO claims it owns;

            WHEREAS on September 27, 2005 AIG asserted counterclaims against SICO for breach of contract, unjust enrichment, conversion and breach of fiduciary duty, arising out of, among other things, SICO's breach of an agreement between AIG and SICO to use

AIG shares SICO holds for a deferred compensation program for AIG employees to the benefit of AIG and its employees;

            WHEREAS on October 17, 2005 SICO asserted a counterclaim against AIG seeking a declaratory judgment that SICO is not an affiliate of AIG for purposes of the federal securities laws, including Rule 144 of the 1933 Securities Act and that SICO is not a person controlling AIG for the purpose of Schedule 13D;

            WHEREAS in light of all of the relevant circumstances plaintiff and the SLC have agreed that plaintiff's pursuit of the claims it has asserted against Mr. Greenberg and two past directors of AIG who have remained with Starr following Mr. Greenberg's departure from AIG, Edward Matthews and Howard Smith, and against Starr would serve the best interests of AIG and its shareholders;

            WHEREAS in light of all of the relevant circumstances plaintiff and the SLC have agreed that it would not serve the best interests of AIG and its shareholders for plaintiff to pursue the claims it has asserted on behalf of AIG against the following defendants in this litigation: M. Bernard Aidinoff, Eli Broad, Pei-Yuan Chia, Marshall A. Cohen, Martin S. Feldstein, Ellen V. Futter, Carla A. Hills, Frank J. Hoenemeyer, Donald P. Kanak, Martin
J. Sullivan, Thomas R. Tizzio, Edmund S.W. Tse, Jay S. Wintrob, Frank G. Wisner and Frank G. Zarb;

            WHEREAS in light of all of the relevant circumstances the SLC believes that the litigation should be dismissed with prejudice against all of the defendants listed in the preceding paragraph;

            WHEREAS in light of all of the relevant circumstances plaintiff agrees with the SLC that it would be in the best interests of AIG and its shareholders to grant with prejudice dismissals and releases to Messrs. Aidinoff, Broad, Chia, Cohen, Feldstein, Futter, Hills, Hoenemeyer, Wisner and Zarb, all of whom are outside directors of AIG who have never owned shares of Starr stock;

            WHEREAS in light of all the relevant circumstances plaintiff does not agree with the SLC that it would be in the best interests of AIG and its shareholders to grant with prejudice dismissals to Messrs. Kanak, Sullivan, Tizzio, Tse and Wintrob, each of whom were holders of Starr stock who remained with AIG following Mr. Greenberg's departure (and who have tendered their Starr stock to Starr in response to a tender offer commenced in December 2005 by Starr and thus no longer are holders of Starr stock), before the claims in this litigation against Mr. Greenberg and against Starr are resolved;

            WHEREAS plaintiff and Messrs. Kanak, Sullivan, Tizzio, Tse and Wintrob have entered into a tolling agreement;

            WHEREAS no compensation in any form has passed directly or indirectly from any of the defendants to plaintiff or plaintiff's attorney and no promise to give any such compensation has been made; and

            WHEREAS this Stipulation and Order (along with a tolling agreement that has been entered into by plaintiff and Messrs. Kanak, Sullivan, Tizzio, Tse and Wintrob) constitute the only agreements that have been entered into by plaintiff, the SLC, and any other party concerning the subject matter of this Stipulation and Order;

            IT IS HEREBY STIPULATED AND AGREED and SO ORDERED by the Court as follows:

            1.    The SLC's August 14, 2003 motion to terminate is withdrawn.

            2. The litigation is terminated against defendants Aidinoff, Broad, Chia, Cohen, Feldstein, Futter, Hills, Hoenemeyer, Wisner, Zarb, Kanak, Sullivan, Tizzio, Tse, and Wintrob. The litigation is not terminated against Messrs. Greenberg, Matthews or Smith or against Starr.

            3. The termination of the litigation provided for in this Stipulation and Order is with prejudice with respect to defendants Aidinoff, Broad, Chia, Cohen, Feldstein, Futter, Hills, Hoenemeyer, Wisner and Zarb. All claims asserted against these defendants in plaintiff's December 31, 2002 complaint and in Counts 1 to 15 and 29 of plaintiff's May 17, 2005 amended complaint are dismissed with prejudice and released by AIG.

            4. The termination of the litigation provided for in this Stipulation and Order is without prejudice with respect to defendants Kanak, Sullivan, Tizzio, Tse, and Wintrob. All claims asserted against these defendants in plaintiff's December 31, 2002 complaint and in Counts 1 to 15 and 29 of plaintiff's May 17, 2005 amended complaint are dismissed without prejudice. The claims may be re-asserted by plaintiff at any time before a final resolution of the case against Mr. Greenberg and against Starr in accordance with the terms of a tolling agreement that has been entered into by plaintiff and Messrs. Kanak, Sullivan, Tizzio, Tse and Wintrob. Upon final resolution of the case against Mr. Greenberg and against Starr, the dismissal without prejudice provided for in this paragraph will automatically convert to a dismissal with prejudice, and all claims asserted against these defendants in plaintiff's December 31, 2002 complaint and in Counts 1 to 15 and 29 of plaintiff's May 17, 2005 amended complaint will be released by AIG.

            5. Notwithstanding anything else contained in this Stipulation and Order, the foregoing to dismissals are without prejudice to any rights of any defendant to assert any defense that such person might have, or any individual, non-derivative claim, or derivative claim arising solely out of conduct that occurred after June 8, 2005, that such person may have, in this or any other litigation.

                                     GRANT & EISENHOFER P.A.

                                     /s/ Cynthia Calder
                                     ----------------------------
                                     Stuart M. Grant (#2526)
                                     Cynthia Calder (#2978)
                                     Chase Manhattan Centre
                                     1201 N. Market Street
                                     Wilmington, Delaware 19801
                                     (302) 622-7000

                                     Attorneys for Plaintiff Teachers'
                                     Retirement System of Louisiana


                                     MORRIS, NICHOLS, ARSHT &
                                     TUNNELL LLP

                                     /s/ Kenneth J. Nachbar
                                     ----------------------------
OF COUNSEL:                          Kenneth J. Nachbar (#2067)
                                     1201 N. Market Street
Stephen A. Radin                     P.O. Box 1347
Bradley R. Aronstam                  Wilmington, Delaware 19899
WEIL, GOTSHAL & MANGES LLP           (302) 658-9200
767 Fifth Avenue
New York, New York  10153            Attorneys for the Special Litigation
(212) 310-8000                       Committee of Nominal Defendant
                                     American International Group, Inc.


Dated:  February 1, 2006

                IT IS SO ORDERED this ____ day of February, 2006.


                                          --------------------------------------
                                            Vice Chancellor Leo E. Strine, Jr.